SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 27, 1998


                           DECTRON INTERNATIONALE INC.
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             (Exact name of registrant as specified in its charter)



Quebec                                001-14503                      N/A
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
of organization)                                             Identification No.)

4300 Poirier Blvd.
Montreal, Quebec                                                   H4R 2C5
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(Address of Principal Executive Office)                           (Zip Code)

Registrant's telephone number, including area code: (514) 334-9609



                                 NOT APPLICABLE
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          (Former name or former address; if changed since last report)




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ITEM 5.   ACQUISITION OR DISTRIBUTION OF ASSETS

          (a) On November 27, Dectron Internationale Inc. ("Dectron") acquired all of the capital stock of Cascade Technologies, Inc. ("Cascade") and its subsidiaries, P.M. Wright Ltd., Purafil Canada Ltee and 122248 Canada, Inc. (collectively referred to with Cascade as "Cascade") for an aggregate purchase price of CDN$3,593,000 paid in cash. The transaction was negotiated on an arms-length basis. The sellers were Investissements Novacap Inc., 9048-3140 Quebec Inc., Harry Topikian, Nick Agopian and Brian Monk who had no affiliation with Dectron or any of its officers or directors. Dectron utilized a portion of the proceeds of its recent initial public offering to consummate the acquisition.

          (b) The purchase included all of the plant and equipment utilized in Cascade's business which business was air, gas, dust and fume filtration, Indoor Air Quality and heat recovery. Dectron intends to utilize such plant and equipment for the same purpose.

ITEM 7.   EXHIBITS

99.1     Press Release dated December 8, 1998

99.2 Share Purchase Agreement dated November 14, 1998 by and between Dectron Internationale, Inc., Investissements Novacap Inc., 9048-3140 Quebec Inc., Harry Topikian, Nick Agopian and Brian Monk.

99.4 Closing Agreement dated November 27, 1998 by and between Dectron Internationale Inc., Investissements Novacap Inc., 9048-3140 Quebec Inc., Harry Topikian, Nick Agopian and Brian Monk.

99.5 All financial information required by Article 11 of Regulation S-X will be filed within 60 days of the date of this 8-K.


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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                                DECTRON INTERNATIONALE INC.



                                                By:    /s/ Ness Lakdawala
                                                       Ness Lakdawala
                                                       President

December 13, 1998



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